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                                                                    Exhibit 3.1



                          CERTIFICATE OF TRUST OF RCPI TRUST


              THIS Certificate of Trust of RCPI Trust (the "Trust"), dated March 22, 1996, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801 ET SEQ.).

              1.   NAME.  The name of the business trust formed hereby is RCPI
                   Trust.

              2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

              3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

              IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                                WILMINGTON TRUST COMPANY,
                                                as trustee



                                                By: /s/ Emmett R. Harmon
                                                   ---------------------
                                                   Name: Emmett R. Harmon
                                                   Title: Vice President